Exhibit 10.8.1
COLT DEFENSE LLC
SALARIED RETIREMENT INCOME PLAN

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ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1	NO CONTRACT OF EMPLOYMENT	39
11.2	TITLE TO ASSETS	39
11.3	QUALIFIED MILITARY SERVICE	39
11.4	FIDUCIARIES AND BONDING	40
11.5	SEVERABILITY OF PROVISIONS	40
11.6	GENDER AND NUMBER	40
11.7	HEADINGS AND SUBHEADINGS	40
11.8	LEGAL ACTION	40

APPENDIX I
EARLY RETIREMENT ADJUSTMENT FACTORS		41

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COLT DEFENSE LLC
SALARIED RETIREMENT INCOME PLAN
THIS PLAN, hereby adopted this 12th day of December, 2002, by Colt Defense LLC.
WITNESSETH:
     WHEREAS, effective November 4, 2002, a new corporate entity, Colt Defense LLC (herein referred to as the “Employer”) spun-off from Colt’s Manufacturing Company, Inc. in order to facilitate meeting corporate organizational and financial objectives; and
     WHEREAS, the Employer desires to concurrently establish the Colt Defense LLC Salaried Retirement Income Plan for the exclusive benefit of its eligible employees and their beneficiaries;
     WHEREAS, the Employees of the Employer who were previously among the participants in the Colt’s Manufacturing Company, Inc. Salaried Retirement Income Plan (herein referred to as the “Prior Plan”), sponsored by Colt’s Manufacturing Company, Inc. shall become Participants under this Plan on November 4, 2002 (herein referred to as the “Effective Date”). Any Employee becoming a Participant under the Plan on the Effective Date shall be credited with a Year of Service for purposes of Plan eligibility, as well as Credited Service for purposes of benefit accrual and vesting, that were credited under the terms of the Prior Plan; and
     WHEREAS, assets of the trust funding the benefits of former participants in the Prior Plan who are now Participants under this Plan shall be allocated to a separate trust. Future contributions to the trust funding this Plan will be made on the basis of separate actuarial determinations for this Plan.
     NOW, THEREFORE, the Employer hereby establishes the Colt Defense LLC Salaried Employees’ Retirement Income Plan, to provide as follows:
ARTICLE 1
DEFINITIONS
1.1 ACCRUED BENEFIT
The term Accrued Benefit means the benefit amount earned by a Participant as of a specified date as determined under Section 4.1. The accrual computation period used to compute a Participant’s Accrued Benefit will be the Plan Year. A Participant’s Accrued Benefit in a given year will never be less than the Actuarial Equivalent of his or her Accrued Benefit as of the end of the prior Plan Year except as otherwise permitted by law. A Participant’s Accrued Benefit will be reduced by the Actuarial Equivalent of any Plan benefits previously paid from this Plan. To the extent such benefits are attributable to concurrent periods of service, a Participant’s service under this Plan will be reduced by any service for which benefits were provided under the other plan. A Participant who completes a Year of Service will accrue a benefit for that Plan Year even if he or she terminates employment before the end of the Plan Year.
1.2 ACTUARIAL EQUIVALENT (EQUIVALENCE)
The term Actuarial Equivalent or Actuarial Equivalence means a benefit having the same value on the date payment commence as another stated benefit. The amount of any form of benefit under the terms of this Plan will be the Actuarial Equivalent of the Participant’s Accrued Benefit payable as a Normal Form of Retirement Benefit beginning at the Participant’s Normal Retirement Date or actual retirement date if later, or if applicable, the Participant’s Early Retirement Age.
The Actuarial Equivalent of an Accrued Benefit will be determined as of the applicable date on the basis of the payee’s actual age (or nearest age in years or in years and months), consistently determined by the Administrator.

If a Participant’s Accrued Benefit is payable at any time prior to the Participant’s Normal Retirement Date, or is payable in a form other than the Normal Form of Retirement Benefit, it will be adjusted to reflect the Actuarial Equivalent of such amount as of the first day of the month coincident with or next following the actual commencement of benefits. If a Participant’s Accrued Benefit is payable at any time after the Participant’s Normal Retirement Date, it will be adjusted in accordance with Section 4.3 of the Plan.
Except as may otherwise be permitted by the Code and by the regulations thereunder, if the definition of Actuarial Equivalence is amended, in no event will the lump sum Actuarial Equivalent of an Accrued Benefit determined on the date a benefit commences be less than the Actuarially Equivalent value of the Accrued Benefit as determined one day prior to the date of change, based on the terms of the Plan as in effect on such day.
Actuarial Equivalence will be determined on the basis of the interest and mortality factors specified in paragraph (a) below, except in the case of benefits paid in a lump sum. The Actuarial Equivalent of benefits paid in a lump sum will be determined on the basis of the interest and mortality factors specified in paragraph (b) below
(a)	Plan Factors: Pre-Retirement: 6% interest and the 1971 Group Annuity Table (Male) with a two year setback for Participants and with a four year setback for Beneficiaries: Post-retirement: 6% interest and the 1971 Group Annuity Table (Male) with a two year setback for Participants and with a four year setback for Beneficiaries.

(b)	Code §417(e) Factors: For purposes of determining the amount of a lump sum distribution, or for purposes of adjusting any benefit or limitation under Code Section 415(b)(2)(B), (C), or (D), Actuarial Equivalent shall be determined using a fixed blend of 50 percent of the male mortality rates and 50 percent of the female mortality rates, based on the 1994 Group Annuity Mortality Basic, Graduated, No Margin Table projected to 2002 with Schedule AA, and the Section 417 interest rate. The Section 417 interest rate means the annual rate of interest on 30 year Treasury securities in effect for the first calendar month preceding the Plan Year during which the distribution occurs.

For any distribution with an Annuity Starting Date on or after December 31, 2002 and before the adoption date of this Section, if application of the amendment as of the Annuity Starting Date would have caused a reduction in the amount of any distribution, such reduction is not reflected in any payments made before the adoption date of this Section. However, the amount of any such reduction that is required under Code Section 415(b)(2)(B) must be reflected actuarially over any remaining payments to the Participant. If the time specified herein for determining the applicable interest rate is changed, including an indirect change as a result of a change in the Plan Year, the interest rate used with respect to distributions made within one year of either the adoption date or the effective date of the amendment will be determined under Temporary Regulation § 1.417(e)-IT(d)(10)(ii) to insure the amendment does not violate Code §411(d)(6).
1.3 ADMINISTRATOR
The term Administrator means the Employer unless another Administrator is appointed by the Employer pursuant to Section 7.1 of the Plan.
1.4 ADOPTING EMPLOYER
The term Adopting Employer means any business which adopts this Plan with the consent of the Employer. An Employee’s transfer to or from any Employer or Adopting Employer will not affect his or her Accrued Benefit, Years of Service and Years of Plan Participation. If the Adopting Employer is not an Affiliated Employer, the Employees of the Adopting Employer will be treated separately for purposes of allocating contributions and Forfeitures and for testing under Code §401(a)(4), §401(k), §401(m), §410 and, if the Employer and Adopting Employer do not share Employees, §416. An Adopting Employer may terminate participation by delivering written notice to the Trustee. If Plan assets which have been allocated to the

Employees of the terminating Adopting Employer are not transferred within a reasonable time to a successor Trustee, they will be distributed to the Employees of the terminating Adopting Employer as if the Plan had been terminated under Section 10.4.
1.5 AFFILIATED EMPLOYER
The term Affiliated Employer means any of the following of which the Employer is a part: (1) a controlled group of corporations as defined in Code §414(b); (2) a trade or business (whether or not incorporated) under common control under Code §414(c); (3) any organization (whether or not incorporated) which is a member of an affiliated service group under Code §414(m); and (4) any other entity required to be aggregated under Code §414(o). The term “Employer” shall include any Affiliate that adopts the Plan with the consent of Colt’s Manufacturing Company, Inc. but service prior to the date the Affiliate became affiliated with Colt’s Manufacturing Company, Inc. shall not be counted.
1.6 AGE
The term Age means actual attained age unless otherwise specified.
1.7 ANNIVERSARY DATE
The term Anniversary Date means December 31st.
1.8 ANNUITY STARTING DATE
The term Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to such benefit. The first day of the first period for which a benefit is to be received by reason of Disability will be treated as the Annuity Starting Date only if such benefit is not an auxiliary benefit.
1.9 BENEFICIARY
The term Beneficiary means the person, trust or estate designated by the Participant to receive the Plan benefits payable upon the Participant’s death. Subject to the provisions of Section 5.8 regarding the rights of a Participant’s spouse, each Participant may designate a Beneficiary on a form supplied by the Administrator, and may change or revoke that designation by filing written notice with the Administrator. In the absence of a designation, the Participant will be deemed to have designated his or her estate as Beneficiary.
1.10 CREDITED SERVICE
The term Credited Service means that portion of a Period of Service between Employment Commencement Date or re-employment Commencement Date and ending upon a Severance from Service Date. Fractions of a Year of Service shall be aggregated on a daily basis where 365 days equals one year, and any portion of a month shall be considered a full month. Periods of Service which are not successive shall be aggregated. Credit will be given for all Periods of Service including periods of less than one year.
With respect to any employment period, a Participant’s Credited Service shall include employment with the Employer corresponding with Service allowed.
With respect to any reemployed Employee who received a lump sum payment upon his prior Termination of Employment which was equal to the Value of his vested accrued retirement income at that time, Periods of Service related to such accrued retirement income shall not be counted as Credited Service unless the prior distribution is repaid in the manner described in Section 2.5 of this Plan.
Credited Service shall include periods of Service with Colt Industries, Inc. — Firearms Division.

A Participant’s Credited Service shall be counted in whole years and full months.
1.11 COMPENSATION
The term Compensation means wages within the meaning of Code §3401(a) and all other payments of compensation that are actually paid or made available in gross income during the Plan Year to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement (Form W-2) under Code §6041(d), §6051(a)(3) and §6052.
Compensation must be determined without regard to any rules under Code §3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §340 1(a)(2). Compensation will also include amounts not currently includible in gross income by reason of Code § 125, §402(e)(3), §402(h), or §403(b). However, Compensation will not include a Participant’s bonuses, overtime, and any other extra compensation plus income reported as tips on Form W-2. Compensation for Plan purposes will not exceed $160,000, as adjusted for the cost of living under Code §401(a)(17). A cost of living adjustment in effect for a calendar year applies to any period not exceeding 12 months over which Compensation is determined (determination period) beginning in such calendar year. If a determination period is less than 12 months, the adjusted $160,000 limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
Effective January 1, 2001, Compensation paid or made available during a Limitation Year shall include elective amounts that are not includable in gross income of the employee by reason of Code Section 132f(4).
The annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, Compensation for any prior determination period shall be limited to the applicable dollar limitation then in effect for such determination period pursuant to the provisions of Code Section 401(a)(17)(A).
Cost-of-living adjustment. The $200,000 limit on annual Compensation described in this Section 1.11 shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.
1.12 DETERMINATION DATE
Determination date means (a) the date an Employee ceases to accrue Benefit Service, (b) the Participant’s Early, Normal or Late Retirement Date, or (c) an earlier date on which the amount of a Participant’s Accrued Benefit needs to be determined.
1.13 DISABILITY
For the purposes of the Plan, a Participant is permanently and totally disabled when he suffers a condition of bodily injury or disease which renders him wholly unable to engage in any occupation or employment for wage or profit and which is expected to be permanent and continuous during the remainder of his life, exclusive of a condition resulting from military service where a government pension is payable.
A condition which is the result of habitual drunkenness or addiction to narcotics, engaging in a criminal enterprise, or intentionally self-inflicted injury is not considered a disability within this definition.
In determining whether or not a Participant is or continues to be disabled, the Employer may require the Participant to furnish such medical evidence or other relevant data as the Employer deems necessary or desirable. Failure of a Participant to furnish such evidence or data when requested shall be sufficient reason for the Employer to determine that the Participant is not or is no longer disabled.
A Participant will not cease to be deemed disabled solely because he engages in gainful employment for purposes of rehabilitation as approved by the Employer.
1.14 DISABILITY RETIREMENT
The term Disability Retirement means termination of employment prior to age 65 after completing 10 or more Years of Service.
1.15 EARLY RETIREMENT AGE
The term Early Retirement Age means the first day of any month coinciding with or following the date a Participant reaches Age 55 and completes at least 10 Years of Service; provided the sums of the Participant’s age and Years of Service completed age is 70 or greater. Years of Service under the Predecessor Plan and this Plan shall be aggregated for determination of Early Retirement Age.
1.16 EMPLOYEE
The term Employee means (1) any person employed by the Employer as an employee; (2) except for purposes of determining eligibility to participate in this Plan, any employee of an Affiliated Employer; and (3) any Leased Employee who is not covered by a plan described in Code §414(n)(5) provided Leased Employees constitute more than 20% of the Employer’s non-highly compensated workforce.
1.17 EMPLOYMENT COMMENCEMENT DATE
The term Employment Commencement Date means the date on which an Employee first renders an Hour of Service for the Employer or any Affiliated Employer. In the case of an Employee who has incurred Severance from Service Date, his/her “Reemployment Commencement Date” means the date on which such Employee first renders an Hour of Service following such Severance from Service Date.
1.18 EMPLOYER
The term Employer means Colt Defense LLC (or any successor thereto that sponsors this Plan) and any Adopting Employer.
1.19 FIDUCIARY
The term Fiduciary means any individual or entity which exercises any discretionary authority or control over the management of the Plan or over the disposition of the assets of the Plan; renders investment advice for a fee or other compensation (direct or indirect); or has any discretionary authority or responsibility over Plan administration.
1.20 FISCAL YEAR
The term Fiscal Year means the Employer’s accounting year beginning January 1st and ending the following December 31st.
1.21 HIGHLY COMPENSATED EMPLOYEE
The term Highly Compensated Employee means, for Plan Years beginning after December 31, 1996, any Employee (1) who during the Plan Year or the look-back year was a 5% owner as defined in Code §416(1)(1); or (2) who for the look-back year had Section 415 Compensation in excess of $80,000 as adjusted under Code §415(d) (except that the base year will be the calendar quarter ending September 30,

1996). The look-back year will be the 12 month period immediately preceding the Plan Year for which the determination is being made. The determination of who is a highly compensated former Employee is based on the rules for determining HCE status as in effect for the Plan Year or the look-back year for which the determination is being made, in accordance with temporary regulation § 1.414(q)-IT, A-4 and Notice 97-45. In determining if an Employee is an HCE for Plan Years beginning in 1997, amendments to Code §414(q) are treated as being in effect for Plan Years beginning in 1996.
1.22 HOUR OF SERVICE
The term Hours of Service means:
(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer. These hours will be credited for the computation period in which the duties are performed.

No hours of service shall be recognized for any payments made due to severance of employment or in compliance with workmen’s compensation, unemployment compensation or disability insurance laws, nor shall any hours be recognized for payment made solely to reimburse an employee for medical related expenses: provided, however, that service shall be recognized on any approved leave of absence, not to exceed one year.

(b)	Any additional hours as normally would have been credited to the Employee had he worked on a non-overtime basis during the following periods:
(1)	temporary layoff

(2)	leave of absence of up to two years, as authorized by the Employer pursuant to the Employer’s established leave policy, and

(3)	military leave while the Employee’s reemployment rights are protected by law, provided that any such periods qualify as Service in accordance with the terms of the Service definition.
(c)	Each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability, pregnancy and other similar condition which prevents an Employee from performing duties), layoff, jury duty, military duty or leave of absence. No more than 501 hours will be credited under this Section for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference. If the payment for a period in which no duties are performed is calculated on the basis of a unit of time, the number of hours of service counted for such period shall be the number of hours regularly scheduled for performance of duties during such period.

If the payment for a period in which no duties are performed is not calculated on the basis of a unit of time, the number of hours counted for such period shall be determined by dividing the total of such payments by the employee’s most recent hourly rate of compensation as determined under the provisions of Department of Labor Regulation Section 2530.200b-2(b)(2)(ii), but shall not exceed the number of hours scheduled for performance of duties during such period.

For the purposes of the above two paragraphs, an employee who does not have a regular work schedule shall be treated as if he or she were regularly scheduled to work 8 hours per day, not to exceed 40 hours per week.

No hours of service shall be recognized for any payments made due to severance of employment or in compliance with workmen’s compensation, unemployment compensation or disability insurance laws, nor shall any hours be recognized for payment made solely to reimburse an employee for medical or medically related expenses: provided, however, that service shall be recognized on any approved leave of absence, not to exceed one year.
(d)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer; in the case of any Leave of Absence, non-paid leave for Military Service or for Maternity or Paternity Leave as required under Section 1.10, an Employee will receive credit for each hour during such absence for which he would have been compensated if he had continued to work his regular scheduled number of hours per day. The hours of service credited under this Section shall not exceed 501 hours of maternity or paternity leave.
The same hours will not be credited both under section (a) or section (b) above and under section (c). These hours will be credited for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. In determining whether a Period of Severance for participation and vesting has occurred in a computation period, an individual on Maternity or Paternity Leave will receive credit for up to 501 hours which would otherwise have been credited to such individual but for such absence. Hours credited for Maternity or Paternity Leave will be credited in the computation period in which the absence begins if necessary to prevent a Period of Severance in that period, or in all other cases, in the following computation period.
1.23 LEASED EMPLOYEE
The term Leased Employee means any person within the meaning of Code §414(n)2 and Code §414(o) who is not an Employee of the Employer and who provides services to the Employer if (i) such services are provided pursuant to an agreement between the Employer and a leasing organization; (2) such person has performed services for the Employer or for the Employer and related persons as determined in accordance with Code §414(n)(6) on a substantially full time basis for a period of at least one year; and (3) such services are performed under the primary direction and control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer will be treated as provided by Employer.
1.24 LIMITATION YEAR
The term Limitation Year means the Plan Year.
1.25 MATERNITY OR PATERNITY LEAVE
The term Maternity or Paternity Leave means an Employee is absent from work because of the Employee’s pregnancy; the birth of the Employee’s child; the placement of a child with the Employee in connection with the adoption of such child by the Employee; or the need to care for such child for a period beginning immediately following the child’s birth or placement.
1.26 NORMAL FORM OF RETIREMENT BENEFIT
The term Normal Form of Retirement Benefit means a monthly annuity payable for the life of the Participant.
1.27 NORMAL RETIREMENT AGE
The terms Normal Retirement Age means the date a Participant reaches Age 65.

1.28 NORMAL RETIREMENT DATE
The term Normal Retirement Date means the first day of the month coinciding with or next following Normal Retirement Age.
1.29 PERIOD OF SERVICE
Period of Service means the period of time between the Employee’s Employment Commencement Date (and Reemployment Commencement Date, if applicable) and his/her Severance from Service Date. Periods of Service before and after a Period of Severance shall be aggregated.
If an employee performs one hour of service within 12 months after he quits, is discharged or retires, the period of severance is to be treated as a period of service; except that if the employee quits, is discharged or retires, while absent from service for any other reason, the period of severance is to be treated as a period of service only if an hour of service is performed within 12 months after the first date of absence.
1.30 PERIOD OF SEVERANCE
The term Period of Severance means the period of time between the Employee’s Severance from Service Date and his/her Reemployment Commencement Date. In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on such Severance from Service Date shall not constitute a Period of Severance.
1.31 PARTICIPANT
The term Participant means any Employee who has met the eligibility and participation requirements of the Plan.
1.32 PLAN
The term Plan means this defined benefit plan and trust agreement, which is named the Colt Defense LLC Salaried Retirement Income Plan
1.33 PREVIOUS EMPLOYER
The term Previous Employer means Colt’s Industries, Inc. Firearms Division.
1.34 PRIOR PLAN
The term Prior Plan means the Colt’s Manufacturing Company, Inc. Salaried Retirement Income Plan.
1.35 QUALIFIED JOINT AND SURVIVOR ANNUITY
The term Qualified Joint and Survivor Annuity means an immediate annuity payable for the life of the Participant with a survivor benefit payable for the life of the Participant’s spouse which is 50% of the annuity payable during the joint lives of the Participant and the Participant’s spouse; (b) the Actuarial Equivalent of the Participant’s Normal Retirement Benefit; and (c) at least as valuable as the Actuarial Equivalent of any other optional form of benefit payable under Article 5 of the Plan).
1.36 QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY
The term Qualified Pre-Retirement Survivor Annuity means a survivor annuity for the life of a deceased Participant’s surviving spouse which is equal to (a) the same benefit that would be payable if the Participant had retired with an immediate Qualified Joint and Survivor Annuity the day before the Participial died, or (b) if the Participant dies before the Earliest Retirement Age, the same benefit that would be payable if the Participant had (1) terminated employment on the date of death, (2) survived to the Earliest Retirement Age, (3) retired with an immediate Qualified Joint and Survivor Annuity at the Earliest Retirement Age, and (4) died on the day after the Earliest Retirement Age.
1.37 REQUIRED BEGINNING DATE
The term Required Beginning Date means for a Participant who is not a 5% owner, April 1st of the calendar year following the later of the calendar year in which he or she reaches Age 70 1/2 or the calendar year in which he or she actually retires; and for a Participant who is a 5% owner, April 1st of the calendar year following the calendar year in which he or she reaches Age 70 1/2.
(a)	Definition Of 5% Owner: A Participant will be treated as a 5% owner hereunder if such Participant is a 5% owner as defined in Code §416 at any time during the Plan Year ending with or within the calendar year in which such owner reaches Age 70 1/2. Once distributions have begun to a 5% owner under this Section, they must continue even if the Participant ceases to be a 5% owner in a subsequent year.

(b)	Pre-Retirement Age 70 1/2 Distributions: The pre retirement Age 70 1/2 distribution option is only eliminated with respect to Employees who reach Age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of this amended Plan. The pre-retirement Age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications elected after benefit commencement) commence at a time during the period that begins on or after January 1st of the calendar year in which an Employee attains age 70 1/2 and ends April 1st of the immediately following calendar year.
1.38 415 COMPENSATION
The term Section 415 Compensation means a Participant’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the plan (including, but not limited to, commissions paid salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses). However, Section 415 Compensation does not include (a) Employer contributions to a deferred compensation plan which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent they are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code §403(b) (whether or not the amounts are excludable from Employee’s gross income). For Limitation Years beginning after December 31, 1997, Section 415 Compensation will include any elective deferrals as defined in Code §402(g)(3), and any amounts deferred at the election of the Participant which are not includible in gross income by reason of Code §125 or §457.
1.39 SEVERENCE FROM SERVICE DATE
Severance from Service Date means the day on which the earliest of (a), (b), (c) or (d) occurs where:
(a)	is the date the Employee quits, is discharged, retires, or dies;

(b)	is the first anniversary of the date when the Employee is first absent from employment because of leave of absence authorized by the Employer, provided the Employee fails to return to work by the second anniversary of such date;

(c)	is the second anniversary of the date on which the Employee is first absent from employment for any of the following maternity or paternity reasons; (1) the pregnancy of the Employee, (2) the birth of a child of the Employee, (3) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) caring for such child for a period beginning immediately following such birth or placement;

(d)	is the first anniversary of the date the Employee is absent from employment for any other reason (e.g., sickness, vacation, layoff).
1.40 SOCIAL SECURITY RETIREMENT AGE
The term Social Security Retirement Age means Age 65 if the Participant reaches Age 62 before January 1, 2000 (i.e., was born before January 1, 1938); Age 66 if the Participant reaches Age 62 after December 31, 1999, but before January 1, 2017 (i.e., was born after December 31, 1937, but before January 1, 1955); and Age 67 if the Participant reaches Age 62 after December 31, 2016 (i.e., was born after December 31, 1954).
1.41 TERMINATION OF EMPLOYMENT
The term Termination of Employment means that a Participant has ceased to be an Employee for reasons other than retirement, death, or Disability.
1.42 TERMINATED PARTICIPANT
The term Terminated Participant means a Participant who has ceased to be an Employee by for reasons other than retirement, death or Disability.
1.43 TRUSTEE
The term Trustee means the persons or entity named as trustee or trustees in this Plan and any successor to such Trustee or Trustees.
1.44 TRUST FUND
The term Trust Fund or Trust means the assets of the Plan.
1.45 VALUATION DATE
The term Valuation Date means the date on which the Trustee determines the value of the Trust Fund, which must occur annually on the first day of each Plan Year. The Administrator may also value the Trust Fund on such other dates deemed necessary by the Administrator in a manner that does not discriminate in favor of Highly Compensated Employees.
1.46 VESTED AGGREGATE ACCRUED BENEFIT
The term Vested Aggregate Accrued Benefit means a Participant’s Vested Interest in the aggregate value of his or her Accrued Benefit derived from Employer contributions and in any account or Accrued Benefit derived from the Participant’s contributions (including rollovers).
1.47 VESTED INTEREST
The term Vested Interest means a Participant’s nonforfeitable percentage in the Accrued Benefit derived from employer contributions and in any account or Accrued Benefit attributable to the Participant’s own plan contributions. A Participant’s Vested Interest in the Accrued Benefit derived from Employer contributions will be determined in accordance with Section 4.7.

1.48 YEAR OF SERVICE
The term Year of Service means Service as defined in Section 1.29. In no event shall an Employee be credited with more than one year of Service in any Plan Year. Years of Service with an Affiliated Employer shall be credited for purposes of Article 2.1 and Section 4.7.
1.49 YEARS OF PARTICIPATION SERVICE
The term Years of Participation Service means:
(a)	If an Employee did not satisfy (a), one thousand (1,000) hours of Service during any twelve (12) month Plan Year following the Employee’s Employment Commencement Date.

(b)	Year of Service with other members of a controlled group or an affiliated service group included with the Employer shall be considered only for purpose of this Section 2.1 and Section 4.8.

(c)	An Employee who does not complete 500 Hours of Service during a Plan Year shall have incurred a Period of Severance for purposes of eligibility. In determining Hours of Service, an Employee shall receive credit for Hours of Service under Section 1.22.
1.50 YEARS OF VESTING SERVICE
The term Years of Vesting Service means a Period of Service between an Employee’s Employment Commencement Date or re-employment Commencement Date and ending upon a Severance from Service Date. Fractions of a Year of Service shall be aggregated on a daily basis where 365 days equals one year, and any portion of a month shall be considered a full month. Periods of Service which are not successive shall be aggregated. Credit will be given for all Periods of Service including periods of less than one year.
For purposes of vesting, if an employee performs one hour of service within 12 months after he quits, is discharged or retires, the Period of Severance is to be treated as a Period of Service; except that if the employee quits, is discharged or retires while absent from service for any other reason, the Period of Severance is to be treated as a Period of Service only if an hour of service is performed within 12 months after the first date of absence.
An Employee’s Service for vesting purposes shall be determined in accordance with the following rules:
(a)	If an Employee becomes reemployed by the Employer within the consecutive 12-month period following the date he quit, was discharged, or retired, the period of time during which he was not employed shall count as Service.

(b)	If an Employee returns to work within 24 months after a leave of absence authorized by the Employer commenced, the period of time during which he was not at work shall count as Service.

(c)	If an Employee fails to perform an Hour of Service within the consecutive 12-month period beginning on his Severance from Service Date, such date shall be considered his “period of severance date,” and unless the Employee becomes subsequently reemployed by the Employer, no further Service shall be allowed him.

(d)	If an Employee incurs a “period of severance” date and such Employee is later reemployed by the Employer, the following special rules shall apply:

Service prior to his most recent Severance from Service date shall be counted along with any Service earned after the Employee’s reemployment date, if:

(1)	he was entitled to any vested retirement income attributable to Employer contributions in accordance with Section 4.8 prior to his most recent Severance from Service date, or

(2)	he was not entitled to any vested retirement income attributable to Employer contributions and the length of his latest consecutive period of severance did not equal or exceed the greater of:
(i)	the Employee’s aggregate number of years of prebreak Service; or

(ii)	5 years
If a reemployed Employee fails to meet any of the tests described in (1) or (2) above, any Service earned prior to his most recent Severance from Service Date shall be disregarded.
(e)	For the purposes of determining the Employee’s total Years of Service, he shall be credited with a number of years equal to the number of whole Years of Service, whether or not such periods were completed consecutively. Non-consecutive Years of Service shall be aggregated. For purposes of such aggregation, fractional Years of Service shall be determined to the next highest month.

(f)	Anything herein to the contrary notwithstanding, absences from employment on account of military leave shall be counted as Service while the Employee’s reemployment rights are protected by law, provided the Employee returns to work within 90 days after he becomes eligible for release from active duty.

(g)	Service, but not Credited Service, shall be credited to an Employee for purposes of determining his eligibility and vesting status, for periods of employment with other members of an affiliated service group (under Code Section 414(m), a controlled group of corporations (wider Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which his Employer is a member.

(h)	Employment with Colt Industries, Inc. Firearms Division shall be counted as Service for eligibility and vesting purposes.
Service for an Affiliate while such member is an Affiliate shall be considered to be service for the Employer for purposes of determining the eligibility of employees of adopting Employers and for purposes of vesting, but not for purposes of benefit accrual, provided that no employee of an Affiliate that has not adopted the Plan shall be eligible to become a Participant.
The benefit computation period and vesting computation period shall be the 12 consecutive month period commencing with the date the Participant first performed an hour of service for the Employer and anniversaries thereof. Hours of Service shall be credited to the computation period determined according to the provisions of paragraph (c) of Department of Labor Regulation Section 2530.200b-2.
ARTICLE 2
PLAN PARTICIPATION
2.1 ELIGIBILITY REQUIREMENTS
An Employee who was a participant in the Prior Plan shall become a Participant in this Plan on the day he first performs an Hour of Service for the Employer. Any other Employee will be eligible to become a Participant in accordance with the following:
(a)	Age And Service Requirements: An Employee who is not a member of on Eligible class of Employees will be eligible to enter the Plan as a Participant upon reaching Age 21 and completing 1 Year of Participant Service.

(b)	Eligible Class Of Employees: All Employees who are not members of the collective bargaining unit are eligible to participate in the Plan.

(c)	Participation By Ineligible Employees: If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee will participate in [hte Plan immediately if he or she has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been a member of the eligible class. The participation of a Participant who becomes a member of an ineligible class will be suspended, and such Participant will be entitled to accrue a benefit for the Plan Year only to the extent of Hours of Service completed while a member of the eligible class of Employees. Upon returning to an eligible class of Employees, a suspended Participant will immediately participate again in the Plan. The Vested Interest of a Participant who ceases to be a member of an eligible class will continue to increase in accordance with Section 4.7.

(d)	Participation By Former Participants: A former Participant who is re-employed and will again become a Participant on the date he/she again performed an Hour of Service upon returning to the employ of the Employer as a member of the Eligible Class of Employees.
2.2 ENTRY DATE
An Employee who has satisfied the eligibility requirements in Section 2.1 will enter (the Plan on the first day of the month coincident with or next following the day he or she satisfies such requirements of Section 2.1(a).
2.3 ELIGIBILITY OF PARTICIPANT FOLLOWING A PERIOD OF SEVERANCE
A Participant who incurs a Period of Severance shall again become a Participant retroactively to the date he/she again performed an Hour of Service upon returning to the employ of the Employer as a member of the Eligible Class of Employees.
2.4 TRANSFERS
Transfers means (a) any employee who was not previously in an Eligible Class of Employees shall be eligible to become a Participant in the Plan on the first day of the month coincident with or next following his transfer to an Eligible Class of Employees status or (b) any employee who is a Participant of the Plan and who transfers to an employment status other than employee, or the Company becomes obligated to contribute to another pension plan or retirement plan on behalf of such Employee, (the Employee shall cease to earn Credited Service under this Plan as of this date of transfer. For employees who transfer into this Plan, Credited Service shall commence at the date of transfer into this Plan.
2.5 REPAYMENT OF PRIOR DISTRIBUTION UPON REEMPLOYMENT
Repayment of Prior Distribution Upon Retirement means if a Participant who is less than 100% vested received a lump sum payment equal to the Value of his vested accrued retirement income at the time of his latest Period of Severance date, he may restore the Credited Service he lost when he received the distribution by repaying the amount of the distribution he received plus interest. The interest on such amount will be computed for the number of full calendar months from the date of distribution to the date of repayment at the rate of 5% compounded annually
Such repayment may be made at any time prior to the latest of the following dates:
(a)	The fifth anniversary of the Participant’s reemployment date.

(b)	The end of a period of five consecutive one-year Periods of Severance following the date the Participant received the distribution.

(c)	The Participant’s Retirement Date.
ARTICLE 3
CONTRIBUTIONS AND ALLOCATIONS
3.1 EMPLOYER CONTRIBUTIONS
The Employer will pay contributions for a particular Plan Year in such amounts as are actuarially required to fund Plan benefits and at such times as the Employer may decide. The valuation for actuarially determining such amounts will be based on the method of funding, actuarial assumptions as deemed reasonable by an enrolled actuary and, if applicable, the period of amortization of any unfunded actuarial liability, and such valuation will reflect the adjustment for experience realized from the investment of the Trust Fund, mortality, turnover, forfeitures, and any dividends resulting from insurance, if applicable. The Employer does not guarantee either the making of the contributions or the payment of the benefits under the Plan. The Employer reserves the right to reduce, suspend or discontinue contributions for any reason at any time, provided, however, that if the Plan is deemed to be terminated as a result of such reduction, suspension or discontinuance, the provisions of Article 9 will become effective.
3.2 REFUND OF CONTRIBUTIONS
If the Plan fails to initially satisfy the requirements of Code §401(a) and the Employer declines to amend the Plan to satisfy such requirements, contributions made prior to the date qualification is denied must be returned to the Employer within 1 year of the date of denial, but only if the application for qualification is made by the time prescribed by law for filing the Employer’s tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe. If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining deductibility under Code §404, an amount may be returned to the Employer equal to the excess of the amount contributed over the amount which would have been contributed had the mistake not occurred. Earnings attributable to an excess contribution will not be returned, but losses attributable to the excess contribution will reduce the amount so returned. Such amount will be returned to the Employer within 1 year of the date the contribution was made or the deduction disallowed, as the case may be.
ARTICLE 4 PLAN
BENEFITS
4.1 ACCRUED BENEFIT
A Participant’s Accrued Benefit shall be monthly lifetime annuity as described in Section 5.1(b) commencing at Normal Retirement Date shall be the Participant’s Benefit Account Balance as of his Normal Retirement Date, divided by a factor based upon the UP-1984 Mortality Table set forward one year and using an interest rate(s) used by the Pension Benefit Guaranty Corporation for determining the value of retirement benefits in the event of the termination of a trusteed single-employer plan as in effect at the beginning of the Plan Year for which the computation is made.
A Participant’s Benefit Account Balance shall be equal to the sum of his annual Benefit Credits and his annual Interest Credits, determined as follows:
(a)	For each Plan Year beginning on or after March 23, 1990 in which a Participant accrues Credited Service, a Participant’s annual Benefit Credit as of the last day of such Plan Year is equal to the percentage of his Earnings for (that Plan Year determined by the following schedule, based on the number of years of Credited Service the Participant has accrued as of that date:

Years of Credited Service	Benefit Credit Percentage
Less than 5 years:	3.5%
5 but less than 10 years:	4.25%
10 or more years:	5%
In the event that a Participant’s Retirement Date is other than the last day of a Plan Year, his Benefit Credit for the Plan Year shall be credited to his Benefit Account Balance as of his Retirement Date.
(b)	For each Plan Year beginning on or after March 23, 1990, Interest Credits shall be accumulated on the Benefit Account Balance at a minimum annual rate equal to 6.5% credited monthly, compounded annually.
Moreover, in no event will the total yearly amount of retirement income to be provided for a reemployed Participant on account of all periods of employment be greater than the yearly amount of retirement income which would have been provided for him if his prior cessation of Service had not occurred.
4.2 BENEFIT UPON EARLY RETIREMENT
Upon reaching Early Retirement Age prior to Termination of Employment, a Participant may retire and elect to receive at any time up to the Normal Retirement Date an amount equal to his or her Accrued Benefit times the Factor in Appendix I based on attained age as years and completed months.
4.3 VALUATION DATE
The term Valuation Date means the date on which the Trustee determines the value of the Trust Fund, which must occur annually on the first day of each Plan Year. The Administrator may also value the Trust Fund on such other dates deemed necessary by the Administrator in a manner that does not discriminate in favor of Highly Compensated Employees.
4.4 BENEFIT UPON LATE RETIREMENT
If a Participant elects to work beyond Normal Retirement Age, the Accrued Benefit the Participant is entitled to receive will be determined as of Normal Retirement Age and will be recomputed on each annual anniversary thereof, in accordance with the following provisions:
(a)	Determination Of Benefit: A Participant’s Accrued Benefit upon late retirement will be based upon the Participant’s completed Years of Credited Service as of each such point in time. Late retirement benefits will be distributed under Section 5.1.

(b)	Reduction for Payments Before Late Retirement: For each Plan Year during which a Participant is still an Employee following his Normal Retirement Date and receives retirement income payments, the additional retirement income secured in accordance with the preceding paragraph shall be reduced (but not below zero) by the actuarial equivalent of total retirement income payments made under this Plan to such Participant by the end of the applicable Plan Year.

(c)	Coordination With Other Provisions: Notwithstanding paragraph (a), if the Plan is Top Heavy, the late retirement benefit will not be smaller than the minimum benefit the Participant is entitled to receive under Section 4.7. In determining the amount of Accrued Benefit a Participant is entitled to receive, the Actuarial Equivalent value of amounts previously distributed or segregated will be taken into account.

4.5 BENEFIT UPON DEATH
Other than a Qualified Preretirement Survivor Annuity as required under Section 5.2, there will be no benefit payable upon the death of a Participant prior to the commencement of benefits.
4.6 BENEFIT UPON DISABILITY
If a Participant who has attained age 55 and completed 15 Years of Service suffers a Disability prior to Termination of Employment, such Participant may retire and receive his or her Accrued Benefit. Disability benefits will be distributed under Section 5.3. Alternatively, a Participant who suffers a Disability may elect to defer the commencement of benefits and receive Interest Credits under Section 4.1 until his Normal Retirement Date or an earlier election of an Early Retirement Benefit.
4.7 BENEFIT UPON TERMINATION
A Participant who incurs a Termination of Employment will be entitled to the Vested Interest in the Actuarial Equivalent of his or her Accrued Benefit. Distribution of a benefit to a Terminated Participant will be made under Section 5.4.
4.8 DETERMINATION OF VESTED INTEREST
A Participant’s Vested Interest in his or her Accrued Benefit will be determined in accordance with the following provisions:
(a)	100% Vesting Upon Retirement: A Participant will have a 100% Vested Interest in his Accrued Benefit upon reaching Normal or Early Retirement Age prior to Termination of Employment.

(b)	Vesting Prior To Retirement: Except as otherwise provided in paragraph (a) above, a Participant’s Vested Interest in his Accrued Benefit at any given time, including Termination of Employment prior to Normal or Early Retirement Age, will be determined in a non-Top Heavy Plan Year by the vesting schedule immediately following this paragraph based on the number of Years of Service the Participant has completed.

Years Of Service	Vested Interest
1	0%
2	0%
3	0%
4	0%
5	100%
(c)	Vesting In A Top Heavy Plan Year: Notwithstanding the vesting schedule in paragraph (b), the Vested Interest of a Participant’s Accrued Benefit in a Top Heavy Plan Year will be determined by the vesting schedule which immediately follows this paragraph. If this Plan ceases to be Top Heavy and the vesting schedule in paragraph (b) becomes effective, a Participant’s Vested Interest as determined under the vesting schedule in (this paragraph cannot be reduced. Furthermore, any such reversion to the vesting schedule in paragraph (b) will be considered an amendment to this Section and will be treated in accordance with paragraph (d) of this Section pertaining to such amendments.

Years Of Service	Vested Interest
2	20%
3	40%
4	60%
5	80%
6	100%

(d)	Amendments To Vesting Schedule: No amendment may directly or indirectly reduce a Participant’s Vested Interest. If the vesting schedule is amended, a Participant with at least three Years of Service, by filing a written request with the Administrator 60 days after the latest of (1) the amendment’s adoption date, (2) the amendment’s effective date, or (3) the date the Participant receives written notice of the amendment, may elect to have the Vested Interest in his or her Accrued Benefit computed by the vesting schedule in effect prior to the amendment. A Participant who fails to make an election will have his or her Vested Interest computed under the new schedule. However, notwithstanding the foregoing, a Participant’s Vested Interest in his or her Accrued Benefit will not be less than it was as of the later of January 1, 1997 or the date this amended Plan is actually adopted by the Employer.
ARTICLE 5
DISTRIBUTION OF BENEFITS
5.1 BENEFIT UPON RETIREMENT
Unless a cash-out occurs pursuant to the provisions of Section 5.5, the benefit of a Participant who retires on or after the Participant’s Normal or Early Retirement Age will be distributed to the Participant in accordance with the following provisions:
(a)	Standard Form Of Distribution: Unless waived in accordance with Section 5.11, a Participant’s retirement benefit as determined under Section 4.1 will be distributed in the form of a Qualified Joint and Survivor Annuity if the Participant is married on the Annuity Starting Date and has not died before such date. If the Participant is unmarried on (the Annuity Starting Date and has not died before such date, the Participant’s retirement benefit will be distributed as the Normal Form of Retirement Benefit.

(b)	Optional Forms Of Distribution: If a Participant elects not to receive the form of benefit described in paragraph (a) above, the Participant may elect to have his or her retirement benefit distributed in one of the optional forms set forth in Section 5.11.

(c)	Time Of Distribution: Distribution will be made within a reasonable time after the Participant’s actual retirement date, but no later than the Required Beginning Date.
5.2 BENEFIT UPON DEATH
Unless a cash-out occurs pursuant to Section 5.5, a deceased Participant’s death benefit will be distributed in accordance with the following provisions:
(a)	Form Of Distribution To Surviving Spouse: If a Participant is married to a surviving spouse and dies before the Annuity Starting Date, the Participant’s surviving spouse will receive a death benefit in the form of a Qualified Preretirement Survivor Annuity.
(i)	If the Participant dies after attaining age fifty-five (55) and is 100% vested in his Accrued Benefits, the Surviving Spouse shall be eligible to receive 50% of the Qualified Pre-retirement Survivor Annuity as of the first day of the month coincident with or next following the Participant’s date of death and may elect an immediate commencement of such benefit.

(ii)	If the Participant dies before attaining age fifty-five (55) but after becoming 100% vested in his Accrued Benefit, his surviving Spouse shall be eligible to receive 50% Qualified Pre-retirement Survivor Annuity as of the first day of any month coincident with or following the date the participation would have attained age fifty-five (55).

(b)	Time Of Distribution To A Surviving Spouse: The surviving spouse may (1) elect to have any death benefit to which he or she is entitled distributed within a reasonable time after the death of the Participant; or (2) elect to defer distribution of the death benefit, but distribution may not be deferred beyond December 31st of the calendar year in which the deceased Participant would have attained Age 70 1/2.

(c)	Death Of Surviving Spouse Before Distribution Begins: If the surviving spouse dies before distribution begins, then no distribution shall be made.

(d)	Death While Receiving Disability Benefits: If a Participant who is receiving a Disability benefit dies prior to attaining age 55 and if the Participant has been married continuously for the one year period ending on the date of death, then the Surviving Spouse will be entitled to a Qualified Pre-Retirement Survivors Annuity.

(e)	Participants In Pay Status: If a Participant who has started receiving distribution of his or her retirement benefit dies before the entire benefit has been distributed, the balance of the benefit will be distributed to the Participant’s Beneficiary at least as rapidly as under the method of distribution being used on the date of the Participant’s death.

(f)	Optional Form of Benefit: If a Participant dies on or after attaining his Normal Retirement Date but before his Late Retirement Date and an Optional Form of Benefit has been elected, any benefits will be payable in accordance with that election.
5.3 DISABILITY BENEFITS
Unless a cash-out occurs pursuant to Section 5.5, a Participant’s Disability Benefit will be distributed in accordance with the following provisions:
(a)	Commencement: Disability Retirement Benefits shall commence with the calendar month following the latest of (i) attainment of the date six months following the date the Disability commenced, (ii) the cessation of the Participant’s disability benefits under any group disability program maintained by Employer, and (iii) the date the Employer receives such satisfactory evidence of the Disability.

(b)	Standard Form Of Distribution: Unless waived in accordance with Section 5.11, a Participant’s Disability benefit as determined under Section 4.5 will be distributed in the form of a Qualified Joint and Survivor Annuity if the Participant is married on the Annuity Starting Dale and has not died before such date. If the Participant is unmarried on the Annuity Starting Date and has not died before such date, the Participant’s retirement benefit will be distributed as the Normal Form of Retirement Benefit.

(c)	Optional Forms Of Distribution: If a Participant elects not to receive the form of benefit described in paragraph (a) above, the Participant may elect to have his or her Disability benefit distributed in one of the optional forms set forth in Section 5.11.

(d)	Time Of Distribution: Distribution will be made hereunder within a reasonable time after the disabled Participant retires, but no later (than the Required Beginning Date.

(e)	Medical Examination Requirement: The Employer may require any disabled Participant to submit to a medical examination at any time during his Disability Retirement prior to age 65, but not more often than semi-annually. If on the basis of such medical examination it is found that he is no longer disabled or if such disabled Participant engages in gainful employment, except for purposes of rehabilitation as determined by the Employer, the payment of a disability pension to such Participant will cease. In the event a disabled Participant refuses to submit to medical examination, his disability pension will be discontinued until he submits to examination and the results of such examination confirm his disability.
5.4	BENEFIT UPON TERMINATION

Unless a cash-out occurs pursuant to Section 5.5, the benefit to which a Terminated Participant is entitled will be distributed as follows:
(a)	Standard Form Of Distribution: Unless waived in accordance with Section 5.6, a Terminated Participant’s benefit as determined under Section 4.6 will be distributed in the form of a Qualified Joint and Survivor Annuity if the Participant is married on the Annuity Starting Date and has not died before such date. If the Participant is unmarried on the Annuity Starting Date and has not died before such date, the Participant’s retirement benefit will be distributed as the Normal Form of Retirement Benefit.

(b)	Optional Forms Of Distribution: If a Participant elects not to receive the form of benefit described in paragraph (a) above, the Participant may elect to have his or her benefit distributed in one of the optional forms set forth in Section 5.11.

(c)	Time Of Distribution: Distribution will be made to a Terminated Participant within a reasonable time after a Terminated Participant reaches Normal or Early Retirement Age, but must begin no later than the Required Beginning Date.
5.5	CASH-OUT OF BENEFITS

If the lump sum value of a Participant’s benefit does not exceed $5,000 (or $3,500 for distributions made for Plan Years beginning on or before August 5, 1997), the Administrator can distribute the benefit in a lump sum without the Participant’s consent as soon as practicable after the Participant terminates employment with the Employer, but distribution must occur no later than the date such benefit would otherwise be distributable under the terms of the Plan. That portion of the Participant’s Accrued Benefit which is not a Vested Interest will be forfeited. If a Participant’s Vested Interest in his Accrued Benefit is zero on the date of distribution, the Participant will be deemed to have received a distribution of such balance.

5.6	SPOUSAL CONSENT REQUIREMENTS

A married Participant’s election not to receive a Qualified Joint and Survivor Annuity (QJSA) under Section 5.1 or a Qualified Preretirement Survivor Annuity (QPSA) under Section 5.2, or an unmarried Participant’s election not to receive a life annuity under Section 5.1, must be made in accordance with the following provisions:
(a)	Election Not To Receive A QJSA: A married Participant’s election not to receive a Qualified Joint and Survivor Annuity, or an unmarried Participant’s election not to receive a life annuity, must be in writing and must be made during the 90-day period ending on the Annuity Starting Date. Such election may be revoked in writing and a new election made at any time and any number of times during the election period.

(b)	Election Not To Receive A QPSA: A married Participant’s election not to receive a Qualified Preretirement Survivor Annuity must be in writing and must be made during an election period beginning on the first day of the Plan Year in which the Participant reaches Age 35 and ending on the date of his or her death. The election may be revoked in writing and a new election made at any time and any number of times during the election period. A Terminated Participant’s election period concerning his Vested Aggregate Accrued Benefit before termination will not begin later than such date.

(c)	Written Explanation Of QJSA Or QPSA: In connection with an election not to receive a Qualified Joint and Survivor Annuity, the Administrator will, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, provide the Participant a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant’s right to make (and the effect of) an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant’s spouse; and the right of the Participant to revoke such election (and the effect thereon). In connection with an election not to receive a Qualified Preretirement Survivor Annuity, the Administrator will provide each Participant within the Applicable Period a written explanation of the Qualified Preretirement Survivor Annuity in such terms and such manner as would be comparable to the written explanation applicable to a Qualified Joint and Survivor Annuity.

(d)	Applicable Period: The Applicable Period for a Participant is whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains Age 32 and ending with the close of the Plan Year preceding the Plan Year in which the participant attains Age 35; (2) a reasonable period after the individual becomes a Participant; (3) a reasonable period ending after Code §401(a)(11) ceases to apply to the Participant; or (4) a reasonable period ending alter Code §417(a)(5) ceases to apply with respect to the Participant. For purposes of this paragraph, a reasonable period means the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

(e)	Elections Must Have Spousal Consent: A Participant’s election not to receive a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity will not be effective (1) unless the Participant’s spouse consents in writing to the election; (2) unless the election designates a specific Beneficiary (or form of benefit) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent); and (3) unless the spouse’s consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public.

(f)	Additional Requirements For Spousal Consent: Notwithstanding paragraph (e), a spouse’s consent will not be required if there is no spouse or if the spouse cannot be located, or if there are other circumstances (as set forth in the Code) which preclude the necessity of such spouse’s consent. Consent by a Participant’s spouse (or establishment that consent cannot be obtained) will be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior election may be made by a Participant without the spouse’s consent at any time before the commencement of benefits. No consent obtained under paragraph (e) will be valid unless the Participant has received notice as provided in paragraph (c).
5.7	APPLICATION OF CODE SECTION 401(a)(9)

All distributions made under the terms of the Plan will be determined and made in accordance with the regulations issued under Code §401(a)(9), including the minimum distribution incidental benefit requirement of regulation 1.401(a)(9)-2, and any provisions in this Plan which reflect Code §401(a)(9) will override any distribution options which are inconsistent with such Code section and regulations.

5.8	STATUTORY COMMENCEMENT OF BENEFITS

Unless the Participant otherwise elects, distribution of a Participant’s benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (1) reaches the earlier of Age 65 or Normal Retirement Age; (2) reaches the 10th anniversary of the year the Participant commenced Plan participation; or (3) terminates service with the Employer. The failure of a Participant and the Participant’s spouse to consent to a distribution while a benefit is immediately distributable within the meaning of Section 5.6 will be deemed to be an election to defer payment of any benefit sufficient to satisfy this Section.

If this Plan provides for early retirement, a Participant who satisfied the service requirement for early retirement prior to Termination of Employment will be entitled to receive his or her Vested Aggregate Accrued Benefit upon satisfaction of the age requirement for early retirement.

5.9	DISTRIBUTION IN EVENT OF LEGAL INCAPACITY

If any person entitled to benefits (the “Payee”) suffers from a Disability or is under a legal incapacity, payments may be made in one or more of the following ways as directed by the Administrator: (a) to the Payee directly; (b) to the guardian or legal representative of the Payee’s person or estate; (c) to a relative of the Payee, to be expended for the Payee’s benefit; or (d) to the custodian of the Payee under any Uniform Gifts to Minors Act. The Administrator’s determination of minority or incapacity will be final.

5.10	DIRECT ROLLOVERS

A distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover, which is a payment by the Plan to the eligible retirement plan specified by the distributee.
(a)	Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code §401(a)(9); (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation on Employer securities).

(b)	Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a), or a qualified trust described in Code §401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c)	Definition Of Distributee: For purposes of this Section, a distributee includes an Employee or former Employee. In addition, an Employee’s or former Employee’s Surviving Spouse and an Employee’s or former Employee’s spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code §414(p), are distributees with regard to the interest of the Spouse or former Spouse.
Solely with respect to distributions made after December 31, 2001, an eligible rollover distribution shall also include Participant after-tax contributions, if any, and an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

5.11	OPTIONAL FORMS OF DISTRIBUTION

If a Participant elects not to receive the form of benefit distribution described in Section 5.1(a), Section 5.3(a) or Section 5.4(a), as applicable, the Participant may elect to have his or her benefit distributed in one of the following forms:

(a)	Life Annuity: As a monthly annuity payable for the life of the Participant.

(b)	Contingent Annuity: As a monthly annuity for the life of the Participant and thereafter for the life of the Participant’s Beneficiary in which the monthly payments made to the Beneficiary are 100% or reduced to 50% or 66-2/3% of the monthly payment the Participant was receiving.

(c)	Ten Year Certain and Continuous Annuity: The Ten Year Certain and Continuous Annuity benefit shall be calculated in accordance with the following formula: As a monthly annuity payable until the later of the death of the Participant or until 120 monthly payments have been made to the Participant or his or her Beneficiary.

(d)	Lump Sum Option: The amount of the cash settlement will be equal to the Participant’s eligible Benefit Account Balance as of December 31, 1992 payable as of the Participant’s Retirement Date.
If a Participant who has elected this option dies on or after his Normal Retirement Date but before his retirement income payment has been made, his Beneficiary will receive a cash settlement, as well as an annuity, if the Participant’s Benefit Account Balance continued to accrue after December 31, 1992, in lieu of all other benefits payable under the Plan. The amount of such cash settlement will be equal to the amount the Participant would have received in cash had his Retirement Date been the first day of the month next following the date he died. The amount of annuity, if applicable, will be determined based on the form of payment the Participant elected for benefits accrued after December 31, 1992. Payment of the Cash Option shall be limited to the Benefit Account Balance as of December 31, 1992 for purposes of applying Section 4.2, Section 4.8, and Section 4.5 of the Plan as well.

5.12	SUSPENSION OF BENEFITS

Normal or Early Retirement benefits will be suspended after earning 40 or more Hours of Service during a month. The amount of benefits which are paid later than Normal Retirement Age will be computed as if the Participant had been receiving benefits since Normal Retirement Age unless the period of reemployment allows [he Participant to re-enter the Plan in accordance with Section 2. In such case, the Accrued Benefit shall be recalculated upon subsequent retirement. If a Participant receives a lump sum benefit in accordance with Section 5.5, Years of Service before receipt of such lump sum shall be disregarded. Benefits will be only suspended in accordance with [the following provisions:
(a)	Notification: No payment will be withheld by the Plan under (this section unless the Administrator notifies the Participant by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that the Participant’s benefits are suspended. Such notification will contain a description of the specific reasons why payments are being suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement that applicable Department of Labor regulations may be found in §2530.203-3 of the Code of Federal Regulations. In addition, the notice will inform the Participant of the Plan’s procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure adopted by the Plan pursuant to §503 of ERISA and applicable regulations thereunder.

(b)	Amount Suspended: The amount suspended is (1) in the case of benefits payable periodically on a monthly basis for as long as a life (or lives) continues, such as a straight life annuity or a Qualified Joint and Survivor Annuity, an amount equal to the portion of a monthly benefit payment derived firm Employer contributions; and (2) in the case of a benefit payable in any other form, an amount of the Employer-provided portion of benefit payments for a calendar month in which the Participant is employed in Code §203(a)(3)(B) service, equal to the lesser of (A) the amount which would have been payable to the Participant if he had been receiving monthly benefits under the Plan since actual retirement based on a straight life annuity commencing at actual retirement age; or (B) the actual amount paid or scheduled to be paid to the Participant for such month. Payments which are scheduled to be paid less frequently than monthly may be converted to monthly payments for purposes of the above sentence.

(c)	Resumption Of Payment: If benefit payments are suspended, payments will resume no later than the first day of the third calendar month after the calendar month in which the Participant ceases to be employed in ERISA §203(a)(3)(B) service. The initial payment upon resumption of payments will include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of ERISA §203(a)(3)(13) service and the resumption of payments.
ARTICLE 6
CODE §415 LIMITATIONS
6.1	MAXIMUM ANNUAL BENEFIT
(a)	This Section 6.1 shall he effective for “limitation years” ending after December 31, 2001. For purposes of Code Section 415, the “limitation year” shall be the Plan Year. No Participant shall accrue a benefit hereunder in excess of the maximum benefit accrual allowable pursuant to Code Section 415, which, except for the provisions contained in the paragraphs of this Section 6.1, is hereby incorporated herein by reference.

(b)	Benefit increases resulting from the increase in the limitations of Code Section 415(b) will be provided to all current Participants who are actively employed (with benefits limited by Code Section 415(b)) who have an Accrued Benefit under the Plan immediately prior to the effective date of this Section (other than an Accrued Benefit resulting from a benefit increase solely as a result of the increases in limitations under Code Section 415(b)).

(c)	Definitions.
(1)	Defined benefit dollar limitation. The defined benefit dollar limitation is $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to “limitation years” ending with or within the calendar year for which the adjustment applies.

(2)	Maximum permissible benefit. The maximum permissible benefit is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in paragraph (i) and, if applicable, in paragraphs (ii) or (iii) of this Amendment subsection 6.1(c).
(i)	If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (a) the numerator of which is the number of years (or part thereof) of participation in the Plan and (b) the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction, (a) the numerator of which is the number of years (or part thereof) of service with the employer and (b) the denominator of which is 10.

(ii)	If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (i) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (a) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan and (b) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (ii) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(iii)	If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (1) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.
ARTICLE 7
ADMINISTRATION OF THE PLAN
7.1	POWERS AND DUTIES OF THE ADMINISTRATOR
In accordance with Section 3(16) and 402(a) of ERISA, the Employer or such persons as (the Employer may designate in writing shall be “named fiduciary” of the Plan and in such capacity shall have overall authority to control and manage the operation and administration of the Plan including authority to appoint and remove the Plan Administrator and Trustee and to adopt rules interpreting and implementing these instruments. Any Named Fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

The Named Fiduciary has the following authority:
(a)	To appoint and remove (i) a Plan Administrator, with responsibility for reporting and disclosure under Title I of ERISA and for inquiries and claims; (ii) a person with responsibility for reporting and disclosure under the Internal Revenue Code of 1986 (as amended) or any other applicable law; (iii) attorneys and others to represent them before any court or governmental agency; (iv) and investment manager or managers with exclusive authority and discretion to manage, acquire and dispose of assets of any plan; (v) a Trustee or Trustees with exclusive authority and discretion to manage and control part or all of the assets of the Plan, subject to any appointment of an investment manager.

(b)	At any time a person or persons other than the Employer is Named Fiduciary, (i) to sign written instruments setting forth any plan adopted by the Employer; (ii) to adopt minor amendments to the Plan without prior approval by the Employer to the extent amendments are necessary or advisable for purposes of compliance with ERISA and other applicable laws and regulations and to sign written instruments setting forth such amendments; (iii) to act for the Employer in connection with any administrative or judicial proceeding affecting any employee benefit plan; (iv) to employ, subject to the requirements of the financial officers of the Employer, persons to render accounting, actuarial, legal, investment or insurance advice and to rely on such advice; and (v) to allocate fiduciary responsibilities among themselves.

(c)	To establish a funding policy and method consistent with the objectives of each plan and consistent with ERISA, and to provide procedures for carrying them out.

(d)	To designate persons to carry out fiduciary responsibilities (other than trustee responsibilities under any plan).
7.2	PLAN ADMINISTRATOR

The Plan Administrator shall administer the plan in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries.

The Plan Administrator shall perform all such duties as are necessary to operate, administer and manage the Plan in accordance with the terms thereof, in its discretion, including but not limited to the following:
(a)	To determine all questions relating to a Participant’s coverage under the Plan,

(b)	To maintain all necessary records for the administration of the Plan,

(c)	To compute and authorize the payment of retirement income and other benefit payments to eligible Participants and Beneficiaries,

(d)	To interpret and construe the provisions of the Plan and make regulations which are not inconsistent with the terms thereof,

(e)	To advise or assist Participants regarding any rights, benefits, or elections available under the Plan.
The Plan Administrator shall take such actions as are necessary to establish and maintain the Plan as a retirement program which is at all times in full and timely compliance with any law or regulation having pertinence to this Plan.

The Plan Administrator may allocate certain specified duties of the plan administration to an individual or group of individuals who, with respect to such duties, shall have all reasonable powers necessary or appropriate to accomplish them.

7.3	ADMINISTRATIVE PROCEDURES

The Administrator may adopt such administrative procedures and regulations as he deems desirable for the conduct of his duties and responsibilities. If the Administrator is a Participant or Beneficiary under the Plan, he shall not take action or decide any question when such action or question relates exclusively to himself but shall refer the matter to the Board for action or decision. All decisions, actions and notifications of the Administrator shall he evidenced in writing.

7.4	ADMINISTRATOR TO MAINTAIN RECORDS

The Administrator shall maintain, or cause to maintained, accounts showing the operation and condition of the Trust Fund and shall keep), or cause to be kept, in convenient form such data as may be necessary for the valuation of the assets and liabilities of the Plan. The Administrator shall prepare or cause to be prepared and distributed to Participants and other individuals or filed with the appropriate governmental agencies, as the case may be, all necessary descriptions, reports, information returns, and data required pursuant to the Code, ERISA and other applicable laws.

7.5	CLAIMS PROCEDURES
(a)	If a Participant, spouse or Beneficiary asserts a right to a benefit under the Plan which he has not received, he must file a claim for such benefit with the Administrator. If the Administrator wholly or partially denies such claim, he shall provide written notice to the Participant, spouse or the Beneficiary submitting the application within ninety (90) days of the receipt by the Administrator of the application. The Administrator shall set forth in the notice:
(i)	the specific reasons for the denial of the claim;

(ii)	the specific reference to pertinent provisions of the Plan on which the denial is based;

(iii)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	an explanation of the Plan’s claims review procedure.
(b)	A Participant, spouse or Beneficiary whose application for benefits is denied, or his duly authorized representative, may request a full and fair review of the decision denying the claim no later than sixty (60) days after receipt of the notice of the denial from the Administrator. The Participant, spouse or Beneficiary, or his duly authorized representative, may:
(i)	request a hearing by the Administrator upon written application to the Administrator;

(ii)	review pertinent documents in the possession of the Administrator; or

(iii)	submit issues and comments in writing to the Administrator for review.
(c)	With the exception of the notice requirements governing claims for disability retirement income as described in paragraph (d) below, a decision on the review by the Administrator shall be made promptly and not later than sixty (60) days after the receipts by the Administrator of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the claimant will be so notified of the extension, and a decision shall be rendered as soon as possible, and not later than one hundred and twenty (120) days after the receipt of the request for review. The decision shall be in writing and shall include specific reasons for the decision and shall be written in a manner calculated to be understood by the Participant, spouse or Beneficiary, and shall contain specific reference to the pertinent provisions of the Plan on which the decision is based.

(d)	With respect to claims for disability retirement income submitted on or after January 1, 2002, the Plan Administrator shall notify the claimant of the approval or the denial of the claim within 45 days after receipt of such claim unless, due to circumstances beyond the control of the Plan Administrator, an extension of time for processing the claim is required. If the Plan Administrator requires such an extension, it shall furnish a written notice to the claimant before the expiration of such initial 45 day period, explaining that the review period will be extended by 30 days. If, before the expiration of such initial 30 day extension period, the Plan Administrator determines (that circumstances beyond its control prevent a decision from being rendered within that period, such extension shall be extended for an additional 30 days, provided that the Plan Administrator notifies the claimant before the end of the first extension period.

In the case of any extension effected pursuant to the terms of the preceding paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

7.6	RELIANCE ON COUNSEL, ETC.

Neither the Employer, its officers, the Board, nor any Fiduciary shall be responsible for any reports furnished by any expert retained or employed by the Employer or any Fiduciary, but they shall be entitled to rely thereon as well as on certificates furnished by an accountant, and an all opinions of counsel. The Employer, its officers, the Board and the Fiduciaries shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon such expert, accountant, or counsel, and all actions taken or suffered in such reliance shall be conclusive upon each of them and upon all Employees, Participants, spouses, Beneficiaries and any other persons interested hereunder and under the Trust Agreement.

7.7	COMPENSATION AND LIABILITY

The Administrator shall not be entitled to any compensation for his services hereunder, but he shall be entitled to reimbursement for any and all reasonable expenses incurred by him. The Employer will indemnify every person who is or was an officer or Employee of the Employer or a person who provides services without compensation to the Plan, for any liability (including reasonable costs of defense and settlement) arising by reason of any act or omission affecting the Plan or affecting the Participants, spouses, or Beneficiaries thereof, including without limitation any damages, civil penalty or excise tax imposed pursuant to ERISA; provided (1) that the act or omission shall have occurred (a) in the course of the person’s service as at officer of the Employer, if the performance by such person of his duties to the Employer, or as an officer or Employee thereof also imposes duties on, or otherwise involves services by, such person to the Plan or its Beneficiaries, or (b) in connection with a service provided without compensation to the Plan or to the Participants, spouses or Beneficiaries of the Plan, if such service was requested by the Employer, (2) that the act or omission be in good faith and in or not opposed to the best interests of the Participants as determined by the Board (whose determination made in good faith and not arbitrarily or capriciously shall be conclusive), and (3) that the Employer’s obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage, under a policy maintained by the Employer or any other person, or other source of indemnification.

7.8	ACTUARY

The Administrator shall engage an Actuary who shall perform such duties as may, from time to time, be required under ERISA. The Administrator, upon advice of the Actuary, shall recommend the contribution payable by the Employer under the Plan.

7.9	ADMINISTRATOR REPORTS AND ACCOUNTS

The Administrator shall render such accounts and reports to the Employer concerning the Plan and the administration thereof as shall be requested in writing by the Employer.

7.10	PAYMENTS BY ADMINISTRATOR

The Administrator, in his sole and absolute discretion, may make any benefit payable hereunder to a Participant, spouse, or his Beneficiaries by authorizing the Trustee or the Insurer to pay the same.

7.11	EXPENSES

Any expenses incurred in the administration of the Plan unless paid by the Employer shall be paid from the Trust Fund.

ARTICLE 8
DUTIES OF THE TRUSTEE
8.1	APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION

The Plan will have one or more individual Trustees, a corporate Trustee or any combination thereof appointed as follows:
(a)	Appointment Of Trustee: Each Trustee will be appointed by the Employer and will serve until its successor has been named or until such Trustee’s resignation, death, incapacity, or removal, in which event the Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

(b)	Resignation Of Trustee: A Trustee may resign at any time by giving 30 days written notice in advance to the Employer, unless such notice is waived by the Employer. The Employer may remove a Trustee by giving such Trustee 30 days written notice in advance. Such removal may be with or without cause.

(c)	Successor Trustee: Each successor Trustee will succeed to the title to the Trust by accepting his appointment in writing and by filing such written acceptance with the former Trustee and the Employer. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund’s title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

(d)	Merger Of Corporate Trustee: If any corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation which succeeds to the fiduciary business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.
8.2	INVESTMENT ALTERNATIVES OF THE TRUSTEE

The Trustees will implement an investment program based on the Employer’s investment objectives and the Employee Retirement Income Security Act. In addition to powers given by law, the Trustees may engage in the following investment activities of behalf of the Trust:
(a)	Property: Invest in any form of property, including common and preferred stocks, exchange covered call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, or in any other property, real or personal, foreign or domestic, having a ready market including securities issued by an institutional Trustee and/or affiliate of the institutional Trustee. The Trustee may invest on margin. An institutional Trustee may invest in its own deposits if they bear a reasonable interest rate. The Trustee may retain, manage, operate, repair, improve and mortgage or lease for any period on such terms as it deems proper any real estate or personal property held by the Trustee, including the power to demolish any building or other improvements. The Trustee may erect buildings or other improvements, make leases that extend beyond the term of this Trust, and foreclose, extend, renew, assign, release or partially release and discharge mortgages or other liens.

(b)	Pooled Funds: Transfer any assets to a collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts provided the Internal Revenue Service has ruled such collective trust to be qualified under Code §401(a) and exempt under Code §501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee and/or affiliates of an institutional Trustee. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the

Trust Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust will be a part hereof as though set forth herein.

(c)	Employer Stock: Invest in the common stock, debt obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under Sections 406, 407, and 408 of ERISA provided that such investment does not constitute a prohibited transaction under Code §4975. Any such investment will only be made upon written direction of the Employer who will be solely responsible for the propriety of such investment.

(d)	Cash Reserves: Retain as much cash as the Trustee may deem advisable to satisfy the liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account without liability for the highest rate of interest available. If a bank is acting as Trustee, such Trustee is specifically given authority to invest in deposits of such Trustee. The Trustee may also hold cash un-invested at any time and from time to time and in such amount or to such extent as the Trustee deems prudent, and the Trustee will not be liable for any losses which may be incurred as the result of the failure to invest same, except to the extent provided herein or in ERISA.

(e)	Reorganizations: Join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties upon terms the Trustee deems wise.

(f)	Registration of Securities: Cause any securities or other property to be registered in the Trustee’s own name or in the name of the Trustee’s nominee or nominees, and may hold any investments in bearer form, but the records of the Trustee will at all times show all such investments as part of the Trust Fund.

(g)	Proxies: Vote proxies or pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy.

(h)	Ownership Rights: Exercise all ownership rights with respect to any Trust assets.

(i)	Other Investments: Accept and retain for such time as the Trustee deems advisable securities or other property received or acquired as Trustee even if such securities or property would normally not be purchased as investments hereunder.

(j)	Key Man Insurance: The Trustee, with the consent of the Administrator, may purchase Policies on the life of any Participant whose employment is deemed to be key to the Employer’s financial success. Such key man Policies will be deemed to be an investment of the Trust Fund and will be payable to the Trust Fund as the beneficiary thereof. The Trustee may exercise any and all rights granted under such Policies. Neither the Trustee, Employer, Administrator, or any Fiduciary will be responsible for the validity of any such Policy or the failure of any insurer to make payments thereunder, or for the action of any person which may delay payment or render a Policy void in whole or in part. No insurer will be deemed a party to this Plan for any purpose or to be responsible for a Policy’s validity; nor will it be required to look into the terms of the Plan nor to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy’s terms and any other written agreements between it and the Trustee.

(k)	Litigation: Begin, maintain, or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obliged or required to do so unless indemnified to its satisfaction.

(l)	Loans To The Trust: Borrow money for purposes of the Plan in such amounts, and upon such terms and conditions, as the Trustee deems advisable; and for any sum so borrowed, the Trustee may issue a promissory note as Trustee, and secure repayment of the loan by pledging all, or any part, of the Trust Fund as collateral. No person lending money to the Trustee will be bound to see to the application of the money lent or to inquire into the validity or propriety of any borrowing.

(m)	Agreements With Banks: With the consent of the Employer and upon such terms as the Trustee in his discretion deems necessary, enter into an agreement with a bank or trust company providing for the deposit of all or part of the funds and property of the Trust with such bank or trust company; or the appointment of such bank or trust company as the agent or custodian of the Trustees for investment purposes, with such discretion in investing and reinvesting as the Trustee deems necessary to delegate.

(n)	Claims, Debts or Damages: Settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan.

(o)	Miscellaneous: Do all such acts and exercise all such rights, although not specifically mentioned herein, as the Trustee deems necessary to carry out the purposes of the Plan. The Trustee will not be restricted to securities or other property of the character expressly authorized by applicable law for trust investments, subject to the requirement that the Trustee discharge his duties with the care, skill, prudence, and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of similar character and with similar aims by diversifying the investments to minimize the risks of large losses unless under the circumstances it is clearly prudent not to do so.
8.3	VALUATION OF THE TRUST FUND

On each Valuation Date, the Trustee will determine the net worth of the Trust Fund. The value of marketable investments will be determined using the most recent price quoted on a national securities exchange or over-the-counter market. The value of non-marketable investments will be determined in the sole judgement of the Trustees. The value of securities or obligations of the Employer in which there is no market will be determined in the sole judgement of the Employer, and the Trustees will have no responsibility for such valuation.

8.4	COMPENSATION AND EXPENSES

The Trustee, either from the Trust Fund or Employer, will be reimbursed for its expenses and will be paid reasonable compensation as agreed upon with the Employer; but no person who receives full-time pay from the Employer will receive any fees for services to the Plan as Trustee or in any other capacity. Expenses will be paid by each Adopting Employer in the ratio that each Adopting Employer’s Participants’ Accounts bears to the total of all Participants’ Accounts.

8.5	PAYMENTS FROM THE TRUST FUND

The Trustee will pay benefits and other payments as the Administrator directs, and except as provided by ERISA, will not be responsible for the propriety of such payments. Payments made to a Participant or his or her legal representative or Beneficiary as provided in the Plan will, to the extent thereof, be in full satisfaction of all claims arising against the Trust, the Trustee, the Employer, and the Administrator. Any such payment or distribution is contingent on the recipient executing a receipt and release acceptable to the Trustee, Administrator, or Employer.

8.6	PAYMENT OF TAXES

The Trustee will pay all taxes which may be levied or assessed upon or in respect of the Trust Fund or upon or in respect of any money, property or securities forming a part of the Trust Fund. The Trustee may withhold from distributions to any payee such sum as the Trustee may reasonably estimate as necessary to cover federal and state taxes for which the Trustee may be liable, which are, or may be, assessed with regard to the amount distributable to such payee. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from any payee or distributee as the Trustee deems necessary.

8.7	ACCOUNTS, RECORDS AND REPORTS

The Trustee will keep accurate records reflecting its administration of the Trust Fund and will make such records available to the Employer for review and audit. At the request of the Employer, the Trustee will, within 90 days of such request, file with the Employer an accounting of its administration of the Trust Fund during such period or periods as the Employer determines. The Employer will review the accounting and notify the Trustee within 90 days if the report is disapproved, providing the Trustee with a written description of the items in question. The Trustees will have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves of the report, the Trustee will file its accounting in a court of competent jurisdiction for audit and adjudication.

8.8	EMPLOYMENT OF AGENTS AND COUNSEL

The Trustee may employ such agents, counsel, consultants, or service companies as it deems necessary and may pay their reasonable expenses and compensation. The Trustee will not be liable for any action taken or omitted by the Trustee in good faith pursuant to the advice of such agents and counsel. Any agent, counsel, consultant, service company and/or its successors will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party administrator will be to safe-keep the individual records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any Fiduciaries of the Plan. It is expressly stated that the third party administrator’s services are only ministerial in nature and that under no circumstances will such third party administrator exercise any discretionary authority over Plan Participants, Plan investments, or Plan benefits.

8.9	DIVISION OF DUTIES AND INDEMNIFICATION

The division of duties and the indemnification of the Trustees of this Plan will be governed by the following provisions:
(a)	No Guarantee Against Loss: The Trustees will have the authority to manage and control the Trust Fund to the extent provided in this instrument, but do not guarantee the Trust Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Trust Fund to meet and discharge all or any liabilities of the Plan. The Trustees will not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to or diminution of the Trust Fund, or for any other loss or damage which may result from the discharge of its duties hereunder, except to the extent it is judicially determined that the Trustees have failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise or a like character.

(b)	Representations Of The Employer: The Employer warrants that all directions issued to the Trustees by it or the Plan Administrator will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974 and the regulations issued thereunder.

(c)	Directions By Others: Trustees will not be answerable for any action taken pursuant to any direction, consent, certificate, or other document on the belief that the same is genuine and signed by the proper person. All directions by the Employer, a Participant or the Plan Administrator will be in writing. The Plan Administrator will deliver to the Trustees certificates evidencing the individual or individuals authorized to act as the Administrator and will deliver to the Trustees specimens of their signatures.

(d)	Duties And Obligations Limited By The Plan: The duties and obligations of the Trustees will be limited to those expressly imposed upon it by this Plan or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustees, will rest solely with the Employer and with the Administrator.

(e)	Indemnification: The Trustees will be indemnified by the Employer against all liability to which the Trustees may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the Employer’s instructions, the Employer’s employees or agents, the Administrator, or any other Fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustees or Fiduciary or other Fiduciaries of the Plan.

(f)	Trustees Not Responsible For Application Of Payments: The Trustees will not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet ( and discharge any and all liabilities under the Plan.

(g)	Multiple Trustees: If more than one Trustee is appointed, any single Trustee may act independently in undertaking any act and/or transaction on behalf of the Trust unless the Trustees have agreed by a majority of their number that a particular action must be approved by a majority of their number before it can be undertaken.

(h)	Limitation Of Liability: No Trustee will be liable for the act of any other Trustee or Fiduciary unless the Trustee has knowledge of such act.

(i)	Trustees As Participants Or Beneficiaries: Trustees will not be prevented from receiving any benefits to which they may be entitled as Participants or Beneficiaries in the Plan, so long as the benefits are computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

(j)	No Self-Dealing By Trustees: The Trustees will not deal with the Trust Fund in their own interest or for their own account; act in their individual or in any other capacity in any transaction involving the Trust Fund on behalf of a party, or represent a party, whose interests are adverse to the interests of the Plan, or to the interests of its Participants or Beneficiaries; or receive consideration for their own personal accounts from any party dealing with the Plan in connection with a transaction involving assets of the Trust Fund.
8.10	APPOINTMENT OF INVESTMENT MANAGER

The Named Fiduciary may appoint an Investment Manager to manage and control the investment of all or any portion of the Trust Fund. Each Investment Manager will be either an investment advisor registered under the Investment Advisors Act of 1940; a bank as defined in that Act; or an insurance company qualified to manage, acquire or dispose of any asset of the Trust under the laws of more than one state. An Investment Manager will acknowledge in writing that it is a Fiduciary of the Plan. The Trustee will enter into an agreement with the Investment Manager specifying the duties and compensation of the Investment Manager and further specifying any other terms and conditions under which the Investment Manager will be retained. The Trustee will not be liable for any act or omission of an Investment Manager, and will not be liable for following the advice of an Investment Manager with respect to any duties delegated by the Trustee to the Investment Manager. The Trustee can determine the portion of the Plan’s assets to be invested by a designated Investment Manager and can establish investment objectives and guidelines for the Investment Manager to follow.

8.11	ASSIGNMENT AND ALIENATION OF BENEFITS

Except as May otherwise be permitted under Code §401(a)(13)(C), or as may otherwise be permitted under a Qualified Domestic Relations Order as provided in Section 8.6, or as may otherwise be permitted under Section 7.15 relating to loans to Participants, no right or claim to, or interest in, any part of the Trust Fund, or any payment therefrom, will be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

8.12	EXCLUSIVE BENEFIT RULE

All contributions made by the Employer or an Affiliated Employer will be used for the exclusive benefit of the Participants who are Employees thereof and for Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan. All contributions made by an. Adopting Employer who is not an Affiliated Employer will be used for the exclusive benefit of the Participants who are Employees of the Adopting Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the Adopting Employers proportionate costs of maintaining the Plan pursuant to Section 7.4.

8.13	PURCHASE OF INSURANCE

The purchase of insurance Policies on the life of a Participant, other than key man insurance under Section 7.2(i), is not currently permitted in this Plan.

8.14	SUPERSEDING TRUST OR CUSTODIAL AGREEMENT

If any assets of the Plan are invested in a separate trust or custodial account maintained by a corporate Trustee or custodian, the provisions of such separate trust or custodial agreement will supersede the provisions set forth in this Article 7, except with respect to those provisions of this Article that pertain to the purchase of insurance on the lives of Participants and to the making of loans to Participants.
ARTICLE 9
AMENDMENT, TERMINATION AND MERGER
9.1	AMENDMENT

The Employer, by action of its board or directors, will ]lave the right to amend the Plan at any time if the amendment is in compliance with the following requirements:
(a)	General Requirements: Amendments must be in writing and cannot (1) increase the responsibilities of the Trustee or Administrator without written consent; (2) deprive any Participant or Beneficiary of Plan benefits to which he or she is entitled; (3) decrease the amount of any Participant’s Accrued Benefit except as permitted under Code §412(c)(8); (4) permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries except as required to pay taxes and administration expenses, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; or (5) eliminate or reduce a retirement-type subsidy, or an early retirement benefit, or an optional form of benefit with respect to benefits attributable to service before the amendment. In the case of a retirement-type subsidy, this provision will apply only to a Participant who satisfies the pre-amendment conditions for the subsidy either before or after the amendment.

(b)	Certain Corrective Amendments: For purposes of satisfying the minimum coverage requirements of Code §410(b), the nondiscriminatory amount requirement of regulation §1.401(a)(4)-1(b)(2), or the nondiscriminatory plan amendment requirement of regulation §1.401(a)(4)-1(b)(4), a corrective amendment may retroactively increase accruals for Employees who benefited under the Plan during the Plan Year being corrected, or may grant accruals to Employees who did not benefit under the Plan during the Plan Year being corrected. In addition, to satisfy the nondiscriminatory current availability requirement of regulation §1.401(a)(4)-4(b) for benefits, rights or features, a corrective amendment may make a benefit, right or feature available to Employees to whom it was previously not available. A corrective amendment will not be effective prior to the date of adoption unless it satisfies the applicable requirements of regulation §1.401(a)(4)-ll (g)(3)(ii) through (vii), including the requirement that, in order to he effective for the preceding Plan Year, such amendment must be adopted by the 15th day of the 10th month after the close of the preceding Plan Year.
9.2	TERMINATION

The Employer has the right to terminate the Plan and the Trust in whole or in part at any lime by delivering 60 days written notice to the Administrator and Trustee. Upon termination of the Plan, the Trustee will continue to administer the Trust until distribution has been made to the Participants, which distribution must occur within a reasonable time after the termination of the Plan, and must be made in accordance with the provisions of Article 5 of the Plan. Upon termination of the Plan, whether partial or complete, any Participant who is affected by such termination will have a 100% Vested Interest in his or her Accrued Benefit.

9.3	MERGER OR CONSOLIDATION

This Plan and Trust may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after any such merger, consolidation or transfer would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such merger, consolidation or transfer.

9.4	ALLOCATION OF ASSETS UPON TERMINATION

If the Plan is terminated, or if there is a partial termination, the Trust Fund will be allocated on the basis of the costs of benefits due active, terminated, and retired participants, their spouses or Beneficiaries, with respect to Years of Service to the date of termination or partial termination, subject to the following provisions:
(a)	Priority Of Payment: If the Trust Fund cannot provide such costs in full, it will be allocated in the following order of priority, with allocations within the last category for which assets are available being made in proportion to the costs within that category for each Participant: (1) benefits accrued for Participants from Employee contributions; (2) costs for Participants who have been receiving benefits or who have been eligible to receive Normal Retirement Benefits in accordance with Section 5.1 for more than three years as of the date of termination; (3) costs for Participants who have been receiving benefits or who have been eligible to receive Normal Retirement Benefits in accordance with Section 5.1 for less than three years as of the date of termination; (4) costs for Participants who were eligible to receive early retirement benefits as of the date of termination; (5) costs for all other benefits insured by the Pension Benefit Guaranty Corporation; and (6) costs for any other benefits.

(b)	Discrimination Not Permitted: If the allocation made under paragraphs (a)(5) and (a)(6) above results in discrimination in favor of Participants who are officers, shareholders, or Highly Compensated Employees, then the assets allocated under paragraph (a)(5) and paragraph (a)(6) will be reallocated to avoid such discrimination. All amounts allocated under this paragraph shall be non-forfeitable, to the extent Fund assets are sufficient. After allocation, the Employer will determine whether to make lump sum payments of the Actuarial Equivalent of benefits from the Trust Fund or whether to purchase immediate or deferred annuities from an insurance company in whatever amounts the monies so allocated will provide. If the Trust Fund has sufficient assets to cover the cost of all Accrued Benefits and full settlement of all such benefits is made by lump sum payments of the Actuarial Equivalent of benefits or through the purchase of a group annuity contract or individual annuity contracts, then any balance remaining in the Trust Fund will be refunded to the Employer.
9.5	EARLY TERMINATION PROVISIONS

Upon termination of the Plan, benefits distributed in full will be subject to the following provisions:
(a)	Assets Are Sufficient To Satisfy Accrued Benefits: If, as of the date this Plan terminates and benefits are distributed in full, the value of Plan assets is not less than the Actuarial Equivalent of all Accrued Benefits (whether or not nonforfeitable), distribution of assets to each Participant equal to the Actuarial Equivalent of (that Participant’s Accrued Benefit will not be discriminatory if the formula for computing benefits as of the date of termination is not discriminatory under Code Section 401(a)(4). The benefit payable to a current or former Participant who is or was a Highly Compensated Employee (as of the date he or she last completed an Hour of Service) shall not exceed the benefit which is considered nondiscriminatory under Code Section 401(a)(4). All Actuarial Equivalents and the value of Plan assets will be computed using assumptions satisfying Section 4044 of ERISA. Upon the occurrence of the above situation, the amount by which the value of Plan assets exceeds the Actuarial Equivalent of Accrued Benefits (whether or not nonforfeitable) will revert to the Employer, except if otherwise provided under Sections 1.1 or 5.1.

(b)	Assets Are Insufficient To Satisfy Accrued Benefits: Notwithstanding paragraph (a), if, as of the date the Plan terminates and benefits are distributed in full, the value of Plan assets is less than the Actuarial Equivalent of all Accrued Benefits (whether or not nonforfeitable), then [the provisions of paragraph (i) will apply or, at the discretion of the Administrator, the provisions of paragraphs (c), (d), (e) and (f), subject to paragraphs (g) and (h) will apply for Plan Years beginning before January 1, 1994.

(c)	Restricted Benefits For 25 Highest Paid Employees: Employer contributions on behalf of any of the 25 highest paid Employees at the time the Plan is established and whose anticipated Annual Benefit exceeds $1,500 will be restricted as provided in paragraph (d) upon the occurrence of the following conditions: (1) the Plan is terminated within 10 years after its establishment; (2) the benefits of such highest paid Participant become payable within 10 years after the establishment of the Plan; or (3) if Code §412 (without regard to Code §412(h)(2)) does not apply to this Plan, the benefits of such Participant become payable after the Plan has been in effect for 10 years, and the full current costs of the Plan for the first 10 years have not been funded.

(d)	Maximum Distributable Restricted Benefit: Employer contributions which may be used for the benefit of a Participant described in paragraph (c) will not exceed the greater of $20,000, or 20% of the first $50,000 of the Participant’s Compensation multiplied by the number of years between the date of the establishment of the Plan and (1) the date of the termination of the Plan if paragraph (c)(1) applies; (2) the date the benefits become payable if paragraph (c)(2) applies; or (3) the date of the failure to meet the full current costs if paragraph (c)(3) applies.

(e)	Amendments To Increase Benefits: If the Plan is amended to increase the benefit, then in event of the subsequent termination of the Plan or the subsequent discontinuance of contributions hereunder, the provisions of the above paragraphs will be applied as if the Plan were newly established on the date of the change. The original group of 25 Employees described in paragraph (c) will continue to have the limitations in paragraph (d) apply as if the Plan had not been changed. The restrictions relating to the changes of the Plan will apply to benefits or funds for each of the 25 highest paid Participants on the effective date of the changes except that such restrictions need not apply with respect to any Participant in this group for whom the normal annual pension or annuity provided by the Employer contributions prior to that date and during the ensuing 10 years, based on the rate of Compensation on that date, could not exceed $1,500.

(f)	Maximum Distributable Benefits To New Group of 25 Highest Employees: The Employer contributions which May be used for the benefit of the new group of 25 Participants will be limited to the greater of (1) the Employer contributions (or funds attributable thereto) which would have been applied to provide the benefits for the Employee if the previous Plan had been continued without change; (2) $20,000; or (3) the sum of (A) the Employer contributions (or funds attributable thereto) which would have been applied to provide benefits for the Employee under the previous plan if it had been terminated the date before the Effective Date of change, and (B) an amount computed by multiplying the number of years for which the current costs of the Plan after that date are met by 20% of Compensation, or $10,000, whichever is smaller.

(g)	Modifications To Maximum Distributable Benefits: Notwithstanding the above limitations, the following limitations will apply if they would result in a greater amount of Employer contributions being used for the benefit of the restricted Participant: (1) in the case of a substantial owner as defined in ERISA §4022(b)(5), a dollar amount which equals the Actuarial Equivalent of the benefit guaranteed for such Participant under ERISA §4022, or if the Plan has not terminated, the Actuarial Equivalent of the benefit that would be guaranteed if the Plan terminated on the date the benefit commences, determined in accordance with regulations of the Pension Benefit Guaranty Corporation (PBGC); and (2) in the case of the other restricted Participants, a dollar amount which equals the present value of the maximum benefit described in ERISA §4022(b)(3)(B) (determined on the earlier of the date the Plan terminates or the date benefits commence, and determined in accordance with regulations of the Pension Benefit Guaranty Corporation) without regard to any other limitations in ERISA §4022.

(h)	Distributions Upon Receipt Of 125% Deposit: Notwithstanding the otherwise applicable restrictions on distributions of benefits incident to early termination or early Plan termination, a Participant’s otherwise restricted benefit may be distributed in full upon depositing with an acceptable depository property having a fair market value equal to 125% of the amount which would be repayable had the Plan terminated on the date of the lump sum distribution. If the market value of the property held by the depository falls below 110% of the amount which would be repayable if the Plan were then to terminate, additional property necessary to bring the value of the property held by the depository up to 125% of such amount must be deposited and any agreement with a depository shall so provide. Notwithstanding any provision in this paragraph to the contrary, any Participant who has deposited restricted amounts in a depository pursuant to this paragraph, will have the right to receive any income the generated by such property if the market value of the property is otherwise maintained.

(i)	Limitation On Annual Payments: Benefits distributed to any of the active and former 25 most Highly Compensated Employees who have the greatest compensation in the current or any prior Plan Year are restricted so that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit and the Participant’s other benefits under the Plan.

(j)	When Restrictions Do Not Apply: Paragraphs (a) through (i) will not apply if either (1) after payment of the benefit to such a Participant, the value of Plan assets equals or exceeds the Actuarial Equivalent of all Accrued Benefits (whether or not nonforfeitable); or (2) the value of the benefits for such a Participant is less than 1% of the value of current liabilities; or (3) the value of the Participant’s future non-restricted limit does not exceed $5,000. For these purposes the term ‘benefit’ includes loans in excess of the amount set forth in Code §72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefit not provided for by insurance on the Participant’s life.

ARTICLE 10
TOP HEAVY PROVISIONS
10.1	TOP HEAVY

The Plan shall be deemed a Top Heavy Plan for a Plan Year if, as of the Determination Date:
(a)	The present value of Accrued Benefits of Participants who are Key Employees exceed sixty percent (60%) of the present value of Accrued Benefits of all Participants, or

(b)	The Plan is part of a Required Aggregation Group which is a Top Heavy Group.
For purposes of this test, any distribution made during the five Plan Years ending on the Determination Date shall be taken into account. The balance of any terminated plan maintained within the last five years of the Determination Date which was part of a Required Aggregation Group shall be taken into account for purposes of this test. The present value of Accrued Benefits of all individuals who have not performed any services for the Employer during the five-year period ending on the Determination Date shall be disregarded for purposes of this Section. If a Participant was not a Key Employee during the five Plan Years ending on the Determination Date, but such individual was a Key Employee during any previous Plan Year, his present value of Accrued Benefits shall not be taken into account. In no event shall the Plan be considered Top Heavy if it is part of a Required or Permissive Aggregation Group which is not a Top Heavy Group.

10.2	MINIMUM BENEFIT

For any Plan Year during which the Plan is deemed to be a Top Heavy Plan, the Participant’s Annual Accrued Benefit payable as a life annuity at his Normal Retirement Date shall be no less than the following:
(a)	A benefit equal to the participant’s average Compensation for the 5 calendar year period in which his Compensation is highest times the lesser of 2% multiplied by the number of the Participant’s years of Vesting Service, where such service was earned while the Plan was a Top Heavy Plan and in a Plan Year beginning after January 1, 1984, disregarding any Year of Vesting Service if the Plan was not Top Heavy for any Plan Year ending during such Year of Vesting Service, or (ii) 20%.

(b)	If the Participant is also a participant in a defined benefit plan or a defined contribution plan sponsored by the Employer which provides a top heavy minimum benefit, the top heavy minimum benefit provided by the Plan is 0%.
Effective January 1, 2002, and for purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1) and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee.

10.3	MINIMUM VESTING

Each Participant who completes an Hour of Service after the Plan becomes a Top Heavy Plan shall have a non-forfeitable right to a percentage of his Accrued Benefit or the Minimum Accrued Benefit determined under Section 10.2, if larger, determined in accordance with the following schedule:

Years Of Vesting Service	Non-Forfeiture Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5 or more	100%

10.4	DEFINITIONS

“Aggregation Group” means a Required Aggregation Group which is (i) each plan of the Employer, whether or not terminated, which provides benefits to a Key employee and (ii) each other plan of the Employer, if any, which is included with the plan described in Clause (i) of this Section for purposes of meeting the requirements of Section 401(a)(4) and 410 of the Code. A Permissive Aggregation Group is this Plan and each other plan of the Employer, whether or not terminated, which in total would continue to meet the requirement of Section 401(a)(4) and 410 of the Code with such other plan being taken into account (i.e., after aggregation with all such other plans, the Permissive Aggregation Group satisfies the anti-discrimination rules of Code Section 401(a)(4) and satisfies the coverage test of Code Section 410(b).

“Compensation” means the Participant’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer, but does not include any amounts which are excluded under the definition of compensation provided in Section 415 of the Code.

“Determination Date” means the last day of the preceding Plan Year or in the case of the Plan’s first Plan Year, the last day of such Plan Year. The present value of Accrued Benefits and the value of all account balances shall be determined on the most recent Valuation Date which falls within a 12-month period ending on the Determination Date, and the results for each plan included in the Aggregation Group shall aggregated based on the Determination Dates for each plan that falls within the same calendar year.

“Employee” and “Key Employee” — shall also include beneficiaries of such an Employee.

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

“Non-Key Employee” means any Participant who at any time during the Plan Year containing the Determination Date for the Plan Year in question is not a Key Employee as defined above.

“Top Heavy Group” means the Aggregation Group if as of the Determination Date, (i) plus (ii) exceeds sixty percent (60%) of a similar sum determined for all Employees where:
(a)	means the present value of Accrued Benefits for Key Employees under this Plan and all other defined benefit plans included in the Aggregation Group, and

(b)	means the aggregate of the account balances for Key Employees under all defined contributions plans included in the Aggregation Group.
“Valuation Date” means the date on which Accrued Benefits or account balances are valued for purposes of this Article 10, which in the case of this Plan shall be the valuation date used for computing the Plan’s minimum funding requirements under Section 412 of the Code regardless of whether a valuation is performed in a given year. The present value of Accrued Benefits under this Plan shall be computed on the basis of the interest rate and mortality table used in the annual valuation of the Plan, subject to the following:

(c)	Distributions during year ending on the valuation date. The present values of accrued benefits and the amounts of account balances of an Employee as of the valuation date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the valuation date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(d)	Employees not performing services during year ending on the valuation date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the I-year period ending on the determination date shall not be taken into account.
10.5	COMPENSATION

For any Plan Year prior to October 1, 1989 for which the Plan is a Top Heavy Plan, Compensation for Participants shall be limited to $200,000 for purposes of determining the Accrued Benefit.

10.6	PLAN YEAR IN WHICH PLAN IS TOP HEAVY

In any Plan Year in which the Plan is top heavy, but not super top heavy, Section 6.2(b) shall be applied by substituting 1.0 for 1.25, unless Section 10.2 is applied as though 3% were substituted for 2% in clause (i) and percentage in clause (ii) is increased to 30%.

10.7	PLAN YEAR IN WHICH PLAN CEASES TO BE TOP HEAVY

In any Plan Year that the Plan ceases to be a Top Heavy Plan, the above provisions shall no longer apply, except that the nonforfeitabte percentage of Participant’s Accrued Benefit shall not be decreased.
ARTICLE 11
MISCELLANEOUS PROVISIONS
11.1	NO CONTRACT OF EMPLOYMENT

Except as otherwise provided by law, neither the establishment of this Plan, nor any modification hereto, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided; and the terms of employment of any Participant will not be modified or affected by this Plan.

11.2	TITLE TO ASSETS

No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer, Affiliated Employer, or Adopting Employer, except as otherwise provided by the terms of the Plan.

11.3	QUALIFIED MILITARY SERVICE

Notwithstanding any other provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the requirements of Code §414(u).

11.4	FIDUCIARIES AND BONDING

Every Fiduciary other than a bank,an insurance company, or a Fiduciary of an Employer which has no common-law employees, will be bonded in an amount not less than 10% of the amount of funds under such Fiduciary’s supervision, but such bond will not be less than $1,000 or more than $500,000. The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a Fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Employer or the Trust, at the election of the Employer.

11.5	SEVERABILITY OF PROVISIONS

If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included.

11.6	GENDER AND NUMBER

Words used in the masculine gender will be construed as though they were also used in the feminine or neuter gender where applicable, and words used in the singular form will be construed as though they were also used in the plural form where applicable.

11.7	HEADINGS AND SUBHEADINGS

Headings and subheadings are inserted for convenience of reference. They constitute no part of this Plan and are not to be considered in its construction.

11.8	LEGAL ACTION

In any claim, suit or proceeding concerning the Plan and/or Trust which is brought against the Trustee or the Administrator, this Plan and Trust will be construed and enforced according to the laws of the state in which the Employer maintains its principal place of business, to the extent that is not preempted by ERISA; and unless otherwise prohibited by law, either the Employer or the Trust, in the sole discretion of the Employer, will reimburse the Trustee and/or Administrator for all costs, attorneys fees and other expenses associated with any such claim, suit or proceeding,

APPENDIX I
EARLY RETIREMENT ADJUSTMENT FACTORS

Age at Retirement Date	Percentage of Retirement Income Payable
65	100%
64	95.9% plus .3416% per month between ages 64 and 65
63	86.9% plus .7500% per month between ages 63 and 64
62	78.9% plus .6667% per month between ages 62 and 63
61	71.6% plus .6083% per month between ages 61 and 62
60	65.0% plus .5500% per month between ages 60 and 61
59	59.0% plus .5000% per month between ages 59 and 60
58	54.6% plus .3667% per month between ages 58 and 59
57	50.4% plus .3500% per month between ages 57 and 58
56	46.8% plus .3000% per month between ages 56 and 57
55	43.5% plus .4417% per month between ages 55 and 56

IN WITNESS WHEREOF, this Plan and Trust have been executed by the Employer and the Trustee on the day, month and year set forth on page 1 of this Agreement.

COLT’S DEFENSE LLC
By:	/s/ Thomas C. Moore
Thomas C. Moore
Vice President Finance

ATTEST:
/s/ Isabelle DeFassis